Exhibit 99.1

SILVER STATE BANCORP ANNOUNCES RESIGNATION OF

DOUGLAS E. FRENCH, EXECUTIVE VICE PRESIDENT

Las Vegas – May 23, 2008 – Silver State Bancorp (Nasdaq: SSBX) today announced the resignation of Douglas E. French, Executive Vice President of Commercial Real Estate Lending for personal reasons.

Corey Johnson, President and Chief Executive Officer of Silver State Bancorp, said “We wish Doug well in all his future endeavors.”

About Silver State Bancorp

Silver State Bancorp, through its wholly owned subsidiary Silver State Bank, currently operates thirteen full service branches in southern Nevada and four full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:

Stern And Company

Steve Stern

702-240-9533

steve@sdsternpr.com